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                                                                    Exhibit 99.1

HANOVER COMPRESSOR REDUCES CAPITAL EXPENDITURES TO SELF FINANCE GROWTH

WILL REPORT LOWER THAN EXPECTED EPS FOR 4Q01

REVISED FINANCIAL GUIDANCE FOR 2002: EBITDAR BETWEEN $425M TO $450 MILLION, FULLY DILUTED EPS $1.40-$1.50

Note:  Conference Call Scheduled for 2:00 p.m. ET today

HOUSTON, February 26, 2002 - Hanover Compressor (NYSE: HC), the leading provider of outsourced natural gas compression services, today modified its growth strategy by high-grading its capital expenditures, thereby enabling the Company to finance its growth through net cash generated by operating activities.

The Company also announced it would report lower than anticipated financial results for the fourth quarter ended December 2001, and revised financial targets for 2002.

"Hanover's considerable internally-generated growth and corporate acquisition activity over the last few years has permitted our Company to establish a strong asset base and leading market position that will generate significant growth," said Michael J. McGhan, President and Chief Executive Officer. "Having assembled this very strong foundation, we believe that all Hanover constituencies will be best served as we focus our activities during 2002 on completing the integration of recent acquisitions, realizing operating and capital efficiencies, and selectively high-grading our assets by shifting capital to higher return contracts. In this regard, during 2002 Hanover will reduce its capital expenditures to a level that will position the Company to self finance its growth opportunities. Hanover's strategy enables the Company to self finance its capital expenditures, providing Hanover the flexibility to reduce leverage and minimize reliance on volatile capital markets, while generating significant growth."

Reflecting these actions, John Jackson, Senior Vice President and Chief Financial Officer, said management was now estimating for the full year 2002 total revenues between $1.25 billion and $1.30 billion, EBITDAR between $425 million and $450 million, and fully diluted earnings per share of between $1.40 and $1.50. Analysts' consensus estimates for full year 2002 EPS range between $1.52 and $1.80. The revised guidance is a result of Hanover's lowered capital expenditures target.

Additionally, Jackson said management was now estimating fourth quarter 2001 total revenues between $290 million and $310 million, EBITDAR between $75 million and $90 million, and fully diluted earnings per share of between $0.16 and $0.21. Analysts' consensus estimates for fourth quarter 2001 EPS range between $0.37 and $0.39.

Jackson said the lower than anticipated results reflect several factors, including reduced forecasted revenue, which includes transactions that either have been delayed or converted from

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sales of equipment to rental revenue, currency devaluation affecting Hanover's international operations, and higher forecasted expenses, including those associated with acquired businesses.

Conference Call Details:
-----------------------

The Company will host a conference call at 2:00 p.m. ET, Tuesday, February 26, to discuss these matters and other recent corporate developments. To access the call, participants should dial 913-981-4912 at least 10 minutes before the scheduled start time. For those unable to participate on the call, a replay will be available from 5:00 p.m. (ET) on Tuesday, February 26, until midnight, Friday, March 8. To listen to the replay, please call (719) 457-0820. The access code for the call is 439591.

                                      # # #

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; changes in economic or political conditions in the countries in which Hanover operates; and additional adjustments which could result from the completion of the 2001 audit of the Company's financial statements. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.